Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports First Quarter Financial Results

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36-week data from the Phase 2b ORIGIN clinical trial of atacicept in IgAN selected for presentation as a late breaking clinical trial at ERA Congress 2023
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Plan to initiate a pivotal Phase 3 clinical trial of atacicept in IgAN during the second quarter of 2023
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Strong balance sheet expected to fund operations to early 2026

BRISBANE, Calif., May 11, 2023 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business updates and financial results for the first quarter ended March 31, 2023.

“We continue to build momentum in the clinical development of our lead product candidate, atacicept, for the treatment of IgAN, as we prepare to initiate the pivotal Phase 3 study in the second quarter of 2023,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “We are pleased to announce that the 36-week results from the Phase 2b ORIGIN study of atacicept were selected as a late breaking clinical trial for presentation at the 60th ERA Congress. These data follow the positive efficacy and safety data from the ORIGIN study presented in the first quarter of 2023, which show atacicept's ability to substantially reduce proteinuria. We look forward to continuing to execute on our program and atacicept’s potential as a transformative, best-in-disease therapy for patients with IgAN.”

First Quarter and Recent Business Highlights

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Released positive interim 24-week data from the Phase 2b ORIGIN clinical trial of atacicept in IgAN, which showed a statistically and clinically significant reduction in mean proteinuria versus placebo
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36-week data from the Phase 2b ORIGIN clinical trial of atacicept in IgAN selected as a late breaking clinical trial to be presented by Dr. Richard Lafayette, Professor of Medicine, Nephrology and Director of the Stanford Glomerular Disease Center at Stanford University Medical Center, on June 17, 2023 at 4:10pm CEST, at the 60th European Renal Association (ERA) Congress 2023
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Appointed Kerry Cooper, M.D., an industry veteran with nearly 40 years of leadership in nephrology across a variety of senior positions within the biopharmaceutical industry, clinical practice, and academia, as Senior Vice President of Medical Affairs
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Strong balance sheet with $197.2 million cash, cash equivalents, and marketable securities as of March 31, 2023 expected to fund operations to early 2026

Upcoming Milestones

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36-week data from the Phase 2b ORIGIN clinical trial of atacicept in IgAN to be presented as a late breaking clinical trial at the ERA Congress 2023

•
Plan to initiate the pivotal Phase 3 clinical trial of atacicept in IgAN in the second quarter of 2023
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Additional data from the ongoing Phase 2b ORIGIN clinical trial to be presented in 2023

Financial Results for the Quarter Ended March 31, 2023

For the quarter ended March 31, 2023, the company reported a net loss of $30.1 million, or a net loss per diluted share of $0.80, compared to a net loss of $17.1 million, or a net loss per diluted share of $0.71, for the same period last year.

During the quarter ended March 31, 2023, net cash used in operating activities was $26.3 million, compared to $9.0 million for the same period last year.

Vera reported $197.2 million in cash, cash equivalents, and marketable securities as of March 31, 2023.

About Vera

Vera Therapeutics is a late clinical-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera’s mission is to advance treatments that target the source of immunologic diseases in order to change the standard of care for patients. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B lymphocyte stimulator (BLyS) and a proliferation inducing ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases, including IgA nephropathy (IgAN), also known as Berger’s disease, and lupus nephritis. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful. Vera is also developing MAU868, a monoclonal antibody designed to neutralize infection with BK Virus, a polyomavirus that can have devastating consequences in certain settings such as kidney transplant. For more information, please visit www.veratx.com.

About Atacicept

Atacicept is an investigational recombinant fusion protein self-administered as a subcutaneous injection once weekly that contains the soluble transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines B lymphocyte stimulator (BlyS) and a proliferation-inducing ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with certain autoimmune diseases, including IgA nephropathy (IgAN) and lupus nephritis. Atacicept has shown a clinically and statistically significant effect on key biomarkers and clinical markers in a Phase 2b clinical study in patients with IgAN. Vera believes atacicept is positioned for best-in-class potential, targeting B cells and plasma cells to reduce autoantibodies and having been administered to more than 1,500 patients in clinical studies across different indications.

About MAU868

MAU868, a potential first-in-class monoclonal antibody, has the potential to neutralize infection by blocking BK Virus (BKV) virions from binding to host cells. BKV is a polyoma virus that can be reactivated in settings of immunosuppression, such as in kidney transplant. It is a leading cause of kidney transplant loss and transplant-associated morbidity; there are currently no approved treatments for BKV. Vera holds an exclusive worldwide license from Amplyx Pharmaceuticals, Inc., a wholly owned subsidiary of Pfizer Inc., for the development and commercialization of MAU868 in all indications.

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, atacicept’s potential to be a transformational treatment for patients with IgAN and a best-in-disease therapy for patients with IgAN, the strength and adequacy of Vera’s balance sheet and its ability to fund operations into early 2026, Vera’s plans to advance atacicept into pivotal Phase 3 development in the second quarter of 2023, expectations regarding reporting additional data from the Phase 2b ORIGIN trial in 2023, and Vera’s product candidates, strategy, and regulatory matters. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “potential,” “forward,” “prepare,” “expect,” “plan,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, risks and uncertainties associated with Vera’s business in general, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Minyan Weiss

Uncapped Communications, Inc.

Minyan.Weiss@uncappedcommunications.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2023	2022
	(unaudited)
Operating expenses:
Research and development	$ 25,108	$ 12,549
General and administrative	6,150	4,472
Total operating expenses	31,258	17,021
Loss from operations	(31,258)	(17,021)
Total other income (expense), net	1,189	(64)
Net loss	$ (30,069)	$ (17,085)
Other comprehensive gain (loss)	$ 220	$ (12)
Comprehensive loss	$ (29,849)	$ (17,097)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.80)	$ (0.71)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,667,566	24,227,282

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$ 197,153	$ 114,653
Prepaid expenses and other current assets	7,296	11,045
Total current assets	204,449	125,698
Operating lease right-of-use assets	4,594	5,173
Non-marketable equity securities	57	58
Other noncurrent assets	504	506
Total assets	$ 209,604	$ 131,435

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 5,326	$ 11,991
Operating lease liabilities, current	2,602	2,645
Accrued expenses and other current liabilities	15,601	10,964
Total current liabilities	23,529	25,600
Long-term debt	24,886	24,810
Operating lease liabilities, noncurrent	3,194	3,831
Accrued and other noncurrent liabilities	286	286
Total liabilities	51,895	54,527
Stockholders' equity
Common stock	44	28
Additional paid-in-capital	400,850	290,216
Accumulated other comprehensive loss	(4)	(224)
Accumulated deficit	(243,181)	(213,112)
Total stockholders' equity	157,709	76,908
Total liabilities and stockholders' equity	$ 209,604	$ 131,435

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